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                                                                    EXHIBIT 10.6

                          USE OF NAME LICENSE AGREEMENT
                          -----------------------------

     THIS USE OF NAME LICENSE AGREEMENT (the "Agreement") is made March 14, 2001 ("the Effective Date") by and between IVAX Diagnostics, Inc. ("Diagnostics"), formerly known as B2BSTORES.COM INC. ("B2B"), a Delaware corporation, and IVAX Corporation ("IVAX"), a Florida corporation.

                                    RECITALS

     WHEREAS, on November 21, 2000, IVAX Corporation and B2B entered into a merger agreement whereby IVAX Diagnostics, Inc. a Florida corporation and wholly owned subsidiary of IVAX, would, through a statutory merger, be merged with and into B2B (the "Merger") and B2B was to become the surviving corporation following the Merger;

     WHEREAS, as part of the Merger, and with the consent of IVAX, B2B changed its name to Diagnostics and B2B is to be known as "IVAX Diagnostics, Inc." Diagnostics desires to use the name "IVAX" in its name and in connection with the offering of its products and services post merger and IVAX is agreeable to allow Diagnostics to use its name in such manner;

                                   AGREEMENT

     NOW THEREFORE IN CONSIDERATION of the mutual promises, covenants and agreements contained herein, the parties agree as follows:

     1. License. In consideration of the payment of $1 and other good and valuable consideration the sufficiency and receipt of which are hereby acknowledged, IVAX grants to Diagnostics a fully paid, royalty free, non-exclusive license (the "License") to use the name "IVAX" (the "Name") and any stylized logos or marks associated with the name (collectively, the Name, stylized logos and marks are referred to herein as the "Licensed Property") (i) in its name, promotional literature and product and service descriptions and
(ii) for other general commercial purposes all in accordance with the terms and conditions set forth in this Agreement.

     2. Rights and Title to Licensed Property. Diagnostics acknowledges that, unless and until IVAX transfers to Diagnostics all rights, title and interest in and to all of the Licensed Property, as provided in Section 4 below, all rights, title and interest in and to the Licensed Property shall remain with IVAX. Unless and until such transfer occurs, other than the license granted in this Agreement, Diagnostics disclaims any right or interest to the Licensed Property or the good will derived therefrom.

     3. Protection of the Name. Diagnostics agrees that during the term of this Agreement it shall use commercially reasonable efforts to protect the Licensed Property, use the Licensed Property only in accordance with IVAX' written instructions and prevent its unauthorized use by third parties. Diagnostics shall promptly provide IVAX
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written notice of all such unauthorized uses and a written description of the actions Diagnostics has taken or is taking to prevent such unauthorized use. Where IVAX in the exercise of its sole discretion deems appropriate, IVAX will permit Diagnostics to intervene in any litigation brought by or against IVAX concerning the Licensed Property. Diagnostics agrees that it will take all commercially reasonable actions requested by IVAX that IVAX, in good faith, reasonably believes are necessary for the protection of the Licensed Property. Diagnostics covenants that it will not take any actions that will damage or harm the Licensed Property.

     4. Abandonment of Licensed Property. If IVAX decides that it no longer wishes to the Licensed Property for any commercial purpose whatsoever, and it determines to abandon the same, then, IVAX agrees that upon making such determination it shall provide written notice of such determination immediately to Diagnostics and upon payment by Diagnostics of $1, shall transfer all of IVAX' rights, title and interest in and to the Licensed Property to Diagnostics. IVAX and Diagnostics shall execute any and all documents necessary to effectuate such transfer. The date that this transfer becomes effective shall be known as the "Transfer Date."

     5. Term of Agreement. This Agreement shall commence on the Effective Date and continue thereafter until the Transfer Date, unless earlier terminated pursuant to Section 8 below.

     6. Sublicensing and Assignment. Diagnostics may not sublicense this License to any third party. Neither party may assign their rights and obligations under this Agreement to any third party without the express written consent of the other party. Notwithstanding the foregoing Diagnostics may sublicense, and either party may assign, this Agreement to a wholly owned subsidiary.

     7. Representations and Warranties of IVAX. IVAX represents and warrants to Diagnostics that to its knowledge it owns the Licensed Property and has the right to license the Licensed Property to Diagnostics. IVAX further represents that to its knowledge its use of the Licensed Property and the License hereunder do not infringe upon the rights of any other person and no person has made any claim related thereto.

     8. Termination; Effect of Termination. IVAX may terminate this Agreement; at any time after the first anniversary of the Effective Date and prior to the Transfer Date (i) upon providing Diagnostics ninety (90) day's prior written notice of its intent to terminate and the date upon which the Agreement shall terminate; or (ii) upon providing Diagnostics thirty days written notice of any breach of this Agreement by Diagnostics, which breach remains uncured at the end of the thirty (30) day period. The parties acknowledge that upon termination of the Agreement pursuant to this Section 8 Diagnostics will have to amend its Certificate of Incorporation to change its name and that such action will require the affirmative vote of its stockholders. Diagnostics agrees that it shall take all steps as are reasonably necessary to change its name as soon as is practicable following receipt of written notice from IVAX.

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     9. Entire Agreement; No Oral Modifications. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto and may not be amended or modified except in a writing signed by all of the parties hereto.

     10. Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns; however, nothing in this Agreement, expressed or implied, is intended to confer on any other than the parties hereto, or their respective heirs, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     12. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the United States and the State of Florida, both substantive and remedial. Exclusive venue and jurisdiction for any action arising hereunder shall lie in a competent court of jurisdiction located in Dade County, Florida, and the parties specifically agree to submit to such jurisdiction and waive any objections to such venue.

     13. Notices. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given if personally delivered against written receipt or by facsimile transmission or mailed first class certified mail, return receipt requested, or mailed by overnight courier prepaid to the parties at the following addresses or facsimile numbers:

     (a)  If to IVAX to:

     4400 Biscayane Boulevard
     Miami,Florida 33137
     Attention:General Counsel
     Facsimile:(305)575-6049

     (b)If to Diaganostics

     2140 North Miami Avenue
     Miami,Florida 33137
     Attention:President and Chief Executive Officer
     Facsimile:(305)324-2395

     14. Headings. The section headings herein are included for convenience only and are not to be deemed a part of this Agreement.

     15. Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs

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(including reasonable attorneys' fees) for any breach of any provision of this
Agreement and to exercise all other rights existing in its favor. The parties agree that money damages may not be an adequate remedy for either party in the event of a breach of the material provisions of this Agreement, and that either party may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement. The rights and remedies given in this Agreement to a non-defaulting party shall be deemed cumulative, and the exercise of one of such remedies shall not operate to bar the exercise of any other rights and remedies reserved to a non-defaulting party under this Agreement or given to a non-defaulting party at law or in equity.

     16. Attorneys' Fees. In the event of any dispute or controversy arising out of this Agreement, the prevailing party shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys' fees and accountant fees, incurred in connection with such dispute or controversy.

     17. Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

     18. Nouns and Pronouns. Whenever the context may require, any pronouns used shall include the corresponding masculine, feminine or neuter forms, and the singular shall include the plural and vice versa.

                 REMAINDER OF THIS PAGE LEFT INTENTIONALY BLANK

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IN WITNESS WHEREOF, the parties have executed this Agreement by their authorized representatives effective as of the date first above written.

IVAX CORPORATION


By:/s/Carol.J.Gillespie.
   ---------------------------
Name:CAROL.J.GILLESPIE.
     -------------------------
Title:SENIOR VICE PRESIDENT.
      ------------------------

IVAX DIAGNOSTICS, INC., F/K/A B2BSTORES.COM, INC.


By: /s/Giorgio D'urso
   ---------------------------
Name: GIORGIO D'URSO
     -------------------------
Title:PRESIDENT +CEO.
      ------------------------

                   SIGNATUIRE PAGE TO NAME LICENSE AGREEMENT

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